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                                   Exhibit 1.2

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
Consumer and               Consommation                       FORM 4                             FORMULE 4
cCorporate Affairs Canada   et Corporations Canada    ARTICLES OF AMENDMENT              CLAUSES MODIFICATRICES
                                                       (SECTION 27 OR 171)                (ARTICLE 27 OU 171)
Canada Business            Loi sur les societes
Corporations Act           commerciales canadiennes


1 --Name of                Denomination de a societe                                    2-- Corporation No.-- N(degree)de Ia societe
Corporation

SHADOWFAX                  RESOURCES      LTD.
                                                                                                           108563
------------------------------------------------------------------------------------------------------------------------------------

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         3. The articles of the above-named corporation are amended as follows:

         Les statuts de Ia societe ci-haut mentionnee sont modifies de a facon suivante:


         (a) To consolidate the issued and outstanding commo shares in the capital stock of the Corporation on the basis of one share for every five issued and outstanding shares;

         (b) To provide that the Corporation is authorized t issue an unlimited number of shares of a single class to be designated as common shares;


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
Date                  Signature                      Description of Office  - Description du post

February 15, 1990                                                President

                                                     FOR DEPARTMENTAL USE ONLY - A LUSAGE DU
                                                                     MINISTERE SEULEMENT
                                                     FILED  - Deposee      FEB 16, 1990
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